UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 16, 2009
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Between September 16, 2009 and September 17, 2009, Kingstone Companies, Inc. (the “Company”) borrowed $250,000 and issued promissory notes in such aggregate principal amount (the “Notes”).  The Notes provide for interest at the rate of 12.625% per annum and are payable on July 10, 2011.  The Notes are prepayable by the Company without premium or penalty; provided, however, that, under any circumstances, the holders of the Notes are entitled to receive an aggregate of six months interest from the issue date of the Notes with respect to the amount prepaid.

Jay M.. Haft, a principal stockholder and director of the Company, purchased a Note in the principal amount of $50,000.  In addition, Donald Feinsod, the father of Michael Feinsod, a principal stockholder and director of the Company, purchased a Note in the principal amount of $100,000.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

September 18, 2009	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President